================================================================================


                                  United States



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 2, 2003


                         COMMISSION FILE NUMBER 1-14380



                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



              DELAWARE                                    73-1173881
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)



         ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)



                                 (918) 495-4000
              (Registrant's telephone number, including area code)


================================================================================

ITEMS 9 AND 12. REGULATION FD DISCLOSURE AND DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

This Form 8-K/A amends Form 8-K of CITGO Petroleum Corporation ("CITGO") filed with the Securities and Exchange Commission on May 2, 2003 by revising the table titled "Selected Volumetric Data." This table was included in a News Release issued by CITGO entitled "CITGO Announces First Quarter 2003 Results." The full text of the News Release follows:

[CITGO LOGO]

                                        NEWS RELEASE
                  --------------------------------------------------------------
                  CITGO PETROLEUM CORPORATION, P.O. BOX 3758, TULSA, OK  74102
                  KENT YOUNG  918/495-5111          KATE ROBBINS  918/495-5764
                  JENNIFER HILL  918/495-4260       FACSIMILE  918/495-5269



FOR IMMEDIATE RELEASE:

May 2, 2003

                   CITGO Announces First Quarter 2003 Results

TULSA, Okla., -- CITGO Petroleum Corporation today reported net income of $140 million for the first quarter of 2003 compared with a net loss of ($16) million for the first quarter of 2002. Operating income (income before interest and income taxes) for the first quarter of 2003 was $243 million, compared with an operating loss of ($7) million for the same period last year.

         Strong first quarter refining earnings resulted from strengthening margins and steady operations. Additional factors include:

                  o Gulf coast crack spreads doubled to $5.58 and Chicago crack spreads were 75-percent higher at $6.45 relative to the crack spreads in the same quarter of 2002.

                  o Crude oil differentials for sour, heavy sour and Canadian crudes showed significant improvement in the first quarter relative to the first quarter of 2002.

         While gasoline sales volumes held steady at three billion gallons when compared to the first quarter of 2002, total refined product sales increased ten percent to six billion gallons in the first quarter of 2003. In addition;

                  o Gasoline sales to branded marketers and major convenience store chains represented about 65-percent of total gasoline sales, an increase of three percent in the first quarter of 2003 relative to the first quarter of 2002.

                  o        Wholesale margins on light oil products increased to
                           2.2 cents-per-gallon (cpg) in the first quarter of 2003 compared with 0.3 cpg in the first quarter of 2002.

                  o Finished lubricant prices increased toward the end of the quarter.

                  o Finished lubricant volume was up nine percent in a relatively flat demand market, reflecting the strength of the CITGO/Mystik brands and successful execution of the marketing plan.

                  o Our asphalt refineries completed scheduled turnarounds and are on target to produce and sell asphalt for the 2003 paving season.

         Several first quarter market conditions positively contributed to CITGO's overall financial results, including:

                  o historically high refining margins driven primarily by a reduction in worldwide refining capacity and a heavy refinery maintenance schedule in the United States;

                  o        historically low crude and products inventories; and


                                     -more-

CITGO's First Quarter Earnings


                  o colder than normal winter weather, producing a strong demand for distillate and improved distillate margins.

         "With our refineries running at peak capacity throughout the quarter," stated CITGO President and CEO Oswaldo Contreras, "we were able to take full advantage of robust refining margins and favorable market conditions that existed during the last month and a half. Furthermore, our employees continue to focus on 'keeping it safe, clean and running,' which directly contributes to operational efficiency and the bottom line. On the marketing side, sales to CITGO-branded marketers were up and wholesale margins improved significantly.

         "In addition to the above, we also worked to improve cash flow during the quarter by implementing stringent cost control measures throughout the corporation and securing additional financing to meet our operating needs When taken all together, these factors added up to a good first quarter for CITGO," Contreras concluded.

         CITGO's executive team will conduct an investor conference call to discuss first quarter earnings on Monday, May 5 from 1:30 PM to 3:00 PM (CDT). Investors may access the call by dialing 1-800-553-0358.

         CITGO Petroleum Corporation is a leading energy company based in Tulsa, Okla., with approximately 4,300 employees and annual revenues of nearly $20 billion. CITGO is a direct, wholly-owned subsidiary of PDV America, Inc., a wholly-owned subsidiary of PDV Holding, Inc. CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil.

         CITGO operates fuels refineries in Lake Charles, La., Corpus Christi, Texas, and Lemont, Ill., and asphalt refineries in Paulsboro, NJ and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41-percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston, Texas. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

         With more than 13,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.

FORWARD LOOKING STATEMENTS

         Certain information included in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." All statements, other than statements of historical facts, included in this prospectus, are forward-looking statements. When used in this document, the words "anticipate," "estimate," "expect," "project," "believe" and similar expressions are intended to identify forward-looking statements.


                                     -more-

CITGO's First Quarter Earnings


         These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the risk factors discussed under the heading "Risk Factors."


                                                   THREE MONTHS
                                                   ENDED MARCH 31,
                                             -------------------------
                                                 2003           2002
Net Sales                                       6,375.7        3,671.4
Cost of sales and operating expenses            6,205.8        3,708.9
                                             ----------     ----------
    Gross margin                                  169.9          (37.5)
Equity in earnings of LCR                           9.1           14.4
Equity in earnings of affiliates                    4.5            4.5
Insurance recoveries                              117.7           94.7
Other income (expense) net                         14.9           (6.5)
                                             ----------     ----------
    Subtotal                                      316.1           69.6
Selling, general and administrative                73.3           76.4
                                             ----------     ----------
    Operating income                              242.8           (6.8)
                                             ----------     ----------
Interest expense                                   24.4           17.6
Income taxes                                       78.6           (8.8)
                                             ----------     ----------
Net Income                                        139.8          (15.6)
                                             ==========     ==========


SUMMARIZED MARKETING DATA                                           THREE MONTHS
                                                                   ENDED MARCH 31,
                                                           ----------------------------
                                                               2003             2002
Wholesale fuel sales (millions of gallons)                    3,449.0         3,419.0

Wholesale margin (cents per gallon)                               2.2             0.3

Marketing expenses (millions of dollars)                         22.3            25.1




(DOLLARS IN MILLIONS)
                                              MARCH 31,    DECEMBER 31,
                                                2003           2002
                                             ----------    ------------
Current assets                               $  2,537.4     $  2,187.5
Total Assets                                 $  7,340.7     $  6,986.9

Current liabilities                          $  1,706.7     $  1,999.1
Total Debt (excluding capital leases)        $  1,592.9     $  1,300.5
Total Liabilities                            $  4,641.8     $  4,427.7

Shareholder's equity                         $  2,698.9     $  2,559.2
Total capitalization                         $  7,340.7     $  6,986.9


                                     -more-

CITGO's First Quarter Earnings

                                           THREE MONTHS ENDED MARCH 31, 2003           THREE MONTHS ENDED MARCH 31, 2002
                                       -------------------------------------------  ---------------------------------------------
                                       LAKE CHARLES  CORPUS CHRISTI  LEMONT  TOTAL  LAKE CHARLES  CORPUS CHRISTI   LEMONT   TOTAL
                                       ------------  --------------  ------  -----  ------------  --------------   ------   -----
Total feedstocks throughput (Mbbls
per day)                                    366             220        172     758       330             225           66     621
Per barrel of throughput
    Gross Margin (1)                       6.77            6.70       5.54    6.47      3.80            3.94        (2.09)   3.23
    Operating Expenses (2)                 2.70            2.67       1.49    2.42      2.86            2.10         5.00    2.81

(1) Gross margin consists of the estimated product yield value less refinery input costs divided by total refinery input volumes.

(2) Operating expense consists of total refinery operating expense less depreciation and amortization divided by total refinery input volumes.



MARKET INDICATORS (DOLLARS PER BARREL)
                                              THREE MONTHS
                                             ENDED MARCH 31,
                                           --------------------
                                             2003       2002
                                           --------   ---------
West Texas Intermediate, "WTI" (sweet)     $  34.00   $  21.55
Crack Spreads:
    Gulf Coast 3/2/1                       $   5.58   $   2.79
    Chicago 3/2/1                          $   6.45   $   3.70

Crude Oil Differentials
    WTI less WTS (sour)                    $   3.66   $   1.32
    WTI less Maya (heavy sour)             $   7.57   $   5.44
    WTI less Bow River (Canadian)          $   7.77   $   5.33

Natural Gas (per mmbtu)                    $   5.92   $   2.49


SELECTED VOLUMETRIC DATA

                                           THREE MONTHS ENDED MARCH 31, 2003           THREE MONTHS ENDED MARCH 31, 2002
                                       -------------------------------------------  ---------------------------------------------
(IN THOUSANDS OF BARRELS PER DAY)      LAKE CHARLES  CORPUS CHRISTI  LEMONT  TOTAL  LAKE CHARLES  CORPUS CHRISTI   LEMONT   TOTAL
                                       ------------  --------------  ------  -----  ------------  --------------   ------   -----

FEEDSTOCKS:

Crude oil throughput
  Sweet (1)                                  85.0          7.0         7.0     99.0      85.0            3.0           --     88.0
  Light/Medium sour (2)                      65.0         10.0        72.0    147.0     118.0           21.0          4.0    143.0
  Heavy sour (3)                             39.0         31.0        79.0    149.0       6.0            2.0         21.0     29.0
  Contract (heavy sour)                     122.0        110.0          --    232.0     112.0          130.0           --    242.0
                                           ------       ------      ------   ------    ------         ------       ------   ------
    Total crude oil                         311.0        158.0       158.0    627.0     321.0          156.0         25.0    502.0
Unfinished feedstocks                        55.0         62.0        14.0    131.0       9.0           69.0         41.0    119.0
                                           ------       ------      ------   ------    ------         ------       ------   ------
    Total feedstocks                        366.0        220.0       172.0    758.0     330.0          225.0         66.0    621.0
                                           ======       ======      ======   ======    ======         ======       ======   ======

Rated crude capacity at period end          320.0        157.0       167.0    644.0     320.0          157.0        167.0    644.0

Utilization of rated crude capacity            97%         101%         95%      97%      100%            99%          15%      78%

PRODUCTION:

Light products
  Gasoline                                  183.0         95.0        92.0    370.0     166.0          100.0         47.0    313.0
  Jet fuel                                   67.0           --         1.0     68.0      76.0             --           --     76.0
  Diesel fuel                                54.0         62.0        41.0    157.0      49.0           60.0           --    109.0
                                           ------       ------      ------   ------    ------         ------       ------   ------
    Total light products                    304.0        157.0       134.0    595.0     291.0          160.0         47.0    498.0
  Petrochemicals and industrial products     76.0         63.0        39.0    178.0      51.0           65.0         17.0    133.0
                                           ------       ------      ------   ------    ------         ------       ------   ------
    Total production                        380.0        220.0       173.0    773.0     342.0          225.0         64.0    631.0
                                           ======       ======      ======   ======    ======         ======       ======   ======


(1) Light crude oil consists of crude oil with an average API gravity of more than 31 degrees.

(2) Medium crude oil consists of crude oil with an average API gravity of more than 25 degrees up to 31 degrees.

(3) Heavy crude oil consists of crude oil with an average API gravity of 25 degrees or less.

                                     -o0o-

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CITGO PETROLEUM CORPORATION


Date:  May 6, 2003                      /s/      Larry Krieg
                                    --------------------------------------
                                                 Larry Krieg
                                    Controller (Chief Accounting Officer)